EXHIBIT 99.1

[HURON CONSULTING GROUP LOGO]
NEWS

FOR IMMEDIATE RELEASE
August 8, 2006

Huron Consulting Group Reports Second Quarter 2006 Financial Results

•	Revenues of $67.8 million for Q2 2006 increased 34.2% from $50.5 million in Q2 2005.
•	Revenues of $130.0 million for the six months ended June 30, 2006 increased 33.6% from $97.3 million in the same period last year.
•	GAAP diluted earnings per share for Q2 2006 were $0.36 compared to $0.28 in Q2 2005.
•	Billable consultant headcount totaled 670 at June 30, 2006 compared to 557 at June 30, 2005.

CHICAGO - August 8, 2006 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the second quarter ended June 30, 2006.

Second Quarter 2006 Results
Revenues of $67.8 million for the second quarter of 2006 increased 34.2% from $50.5 million for the second quarter of 2005. The Company’s second quarter 2006 operating income increased 38.7% to $11.3 million compared to $8.2 million in the second quarter of 2005. Net income was $6.3 million, or $0.36 per diluted share, for the second quarter of 2006 compared to $4.7 million, or $0.28 per diluted share, for the comparable quarter last year.

“Huron Consulting Group generated very solid results during the second quarter, reflecting our balanced portfolio of service offerings,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “In addition, we took steps to build for the future by adding a number of talented professionals and completing the acquisition of Galt & Company. Since the end of the quarter, Huron has also completed three acquisitions that bolster our solutions to the legal channel.”

Second quarter 2006 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (4) increased 50.5% to $14.5 million, or 21.4% of revenues, compared to $9.6 million, or 19.1% of revenues, in the comparable quarter last year. Adjusted EBITDA (4), which excludes costs associated with share-based compensation expense, increased 49.7% to $17.0 million in the second quarter of 2006, or 25.0% of revenues, compared to $11.3 million, or 22.4% of revenues, in the comparable quarter last year.

Billable consultant headcount increased 20.3% to 670 at June 30, 2006 compared to 557 at June 30, 2005. The utilization rate was 76.7% during the second quarter of 2006 compared with 76.1% during the same period last year. Average billing rate per hour increased 5.1% to $267 for the second quarter of 2006 from $254 for the second quarter of 2005.

Second Quarter 2006 Segment Performance
Both of the Company’s segments - Financial Consulting and Operational Consulting - continued to demonstrate the success of a balanced portfolio of service offerings based upon strong marketplace demand and solid revenue growth.

Revenues for the Financial Consulting segment were $31.4 million for the second quarter of 2006, increasing 5.2% from $29.9 million in the second quarter of 2005. Segment operating income increased 1.5% to $12.6 million from $12.5 million in the same quarter a year ago. As of the end of the quarter, the Financial Consulting segment had 300 consultants, up 5.6% from a year ago. Utilization for the quarter was 74.1% compared to 80.4% a year ago. Average billing rate per hour for the segment increased 4.3% to $294 from $282 the same period a year ago.

Revenues for the Operational Consulting segment were $36.3 million for the second quarter of 2006, increasing 76.2% from $20.6 million in the second quarter of 2005. Segment operating income increased 76.9% to $12.8 million from $7.2 million during the same period a year ago. As of the end of the quarter, the Operational Consulting segment had 370 consultants, up 35.5% from a year ago. Utilization for the quarter was 78.7% compared to 71.6% in the second quarter of 2005. Average billing rate per hour for the segment increased 10.8% to $247 from $223 in the prior year.

Year-to-Date Results
Revenues of $130.0 million for the six months ended June 30, 2006 increased 33.6% from $97.3 million for the same period last year. The Company's operating income increased 28.1% to $21.0 million for the first half of 2006 compared to $16.4 million for the same period last year. Net income was $11.9 million, or $0.69 per diluted share, for the six months ended June 30, 2006 compared to $9.5 million, or $0.57 per diluted share, for the comparable period last year.

Year-to-date 2006 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (4) increased 37.7% to $25.8 million, or 19.8% of revenues, compared to $18.7 million, or 19.2% of revenues, in the comparable period last year. Adjusted EBITDA (4), which excludes costs associated with a secondary offering of the Company’s common stock and share-based compensation expense, increased 42.3% to $31.1 million for the first six months of 2006, or 23.9% of revenues, compared to $21.8 million, or 22.4% of revenues, in the same period last year.

Huron’s utilization rate was 77.1% during the first six months of 2006 up from 76.3% during the same period last year. Average billing rate per hour increased 3.6% to $261 during the first six month of 2006 up from $252 in the same period of 2005.

Year-to-Date Segment Performance
Revenues for the Financial Consulting segment were $66.6 million for the six months ended June 30, 2006, increasing 22.4% from $54.4 million in the same period last year. Segment operating income increased 16.3% to $26.1 million from $22.4 million during the same period a year ago. Utilization for the first half of 2006 was 79.0% compared to 77.5% a year ago. Average billing rate per hour for the segment increased 2.5% to $285 from $278 in the same period a year ago.

Revenues for the Operational Consulting segment were $63.3 million for the six months ended June 30, 2006, increasing 47.8% from $42.8 million in the same period last year. Segment operating income increased 42.2% to $22.7 million from $16.0 million during the same period a year ago. Utilization for the six months ended June 30, 2006 was 75.5% compared to 75.0% the six months ended June 30, 2005. Average billing rate per hour for the segment increased 6.2% to $240 from $226 in the same period last year.

Acquisition of the Assets of Galt & Company
On April 3, 2006, Huron acquired the assets of Galt & Company. Galt is a specialized advisory firm that designs and implements corporate-wide programs to improve shareholder returns. For reporting purposes, Galt & Company’s business is included in Huron’s Operational Consulting segment as of the acquisition date.

Acquisitions of Aaxis Technologies and Document Review Consulting Services LLC
On July 31, 2006, Huron acquired Aaxis Technologies and Document Review Consulting Services LLC to enhance the Company’s service offerings to the office of the general counsel and law firms to help manage the proliferation of printed and electronic documents.

Under the terms of the purchase agreements, Huron has acquired the companies, including approximately $6 million of accounts receivable, for an aggregate purchase price of $24 million. On a combined basis, Aaxis Technologies and Document Review Consulting Services LLC had unaudited trailing 12 month revenues of approximately $18 million.

Outlook for Third Quarter and Remainder of 2006
Based on currently available information, the Company expects Q3 2006 revenues before reimbursable expenses in a range of $71 million to $74 million, operating income in a range of $11 million to $12 million, and between $0.36 and $0.38 in diluted earnings per share.

The Company anticipates full year 2006 revenues before reimbursable expenses in a range of $280 million to $285 million, operating income in a range of $47 million to $49 million, and between $1.50 and $1.55 in diluted earnings per share excluding secondary offering costs of approximately $0.03 per share.  Including secondary offering costs, GAAP operating income would then be in a range of $46 million to $48 million and GAAP diluted earnings per share would be between $1.47 and $1.52. Share-based compensation expense of approximately $3 million and $10 million is included in the Q3 2006 and full year 2006 estimates, respectively. Weighted average diluted share counts for 2006 are estimated to be 17.4 million for both Q3 and full year 2006.

Outlook for the third quarter of 2006 and the remainder of 2006 include anticipated results for Aaxis Technologies and Document Review Consulting Services LLC.

Second Quarter 2006 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The webcast may be accessed at www.huronconsultinggroup.com. A rebroadcast will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s reported results for 2006 and future results in 2006 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates and number of consultants; that we are able to expand our service offerings through our existing consultants and new hires; that we successfully integrate the businesses we acquire; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com

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HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenues and reimbursable expenses:
Revenues	$67,769	$50,517	$129,956	$97,277
Reimbursable expenses	6,691	4,691	12,130	9,061
Total revenues and reimbursable expenses	74,460	55,208	142,086	106,338
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	37,436	28,754	73,426	54,698
Intangible assets amortization	1,640	385	1,716	385
Reimbursable expenses	6,795	4,704	12,333	9,091
Total direct costs and reimbursable expenses	45,871	33,843	87,475	64,174
Operating expenses:
Selling, general and administrative	15,713	12,106	30,554	23,829
Depreciation and amortization	1,569	1,109	3,077	1,956
Total operating expenses	17,282	13,215	33,631	25,785
Operating income	11,307	8,150	20,980	16,379
Other income:
Interest income (expense), net	(193)	64	39	229
Other income	—	—	—	1
Total other income	(193)	64	39	230
Income before provision for income taxes	11,114	8,214	21,019	16,609
Provision for income taxes	4,834	3,557	9,143	7,125
Net income	$6,280	$4,657	$11,876	$9,484

Earnings per share:
Basic	$0.39	$0.30	$0.73	$0.61
Diluted	$0.36	$0.28	$0.69	$0.57

Weighted average shares used in calculating earnings per share:
Basic	16,309	15,646	16,194	15,597
Diluted	17,244	16,773	17,120	16,725

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$3,381	$31,820
Receivables from clients, net	38,472	29,164
Unbilled services, net	23,242	18,187
Income tax receivable	3,092	232
Deferred income taxes	14,747	12,553
Other current assets	5,211	5,799
Total current assets	88,145	97,755
Property and equipment, net	23,504	13,162
Deferred income taxes	3,951	2,154
Deposits and other assets	1,273	1,147
Intangible assets, net	3,085	844
Goodwill	35,501	14,637
Total assets	$155,459	$129,699

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,944	$2,671
Accrued expenses	9,846	4,357
Accrued payroll and related benefits	23,318	32,073
Income tax payable	—	491
Deferred revenues	5,180	4,609
Borrowings	6,500	—
Current portion of notes payable and capital lease obligations	1,141	1,282
Total current liabilities	48,929	45,483
Non-current liabilities:
Accrued expenses and other liabilities	604	274
Notes payable and capital lease obligations, net of current portion	1,132	2,127
Deferred lease incentives	10,175	6,283
Total non-current liabilities	11,911	8,684
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 17,720,301 and 17,397,312 shares issued at June 30, 2006 and December 31, 2005, respectively	177	174
Treasury stock, at cost, 294,341 and 148,933 shares at June 30, 2006 and December 31, 2005, respectively	(6,029)	(3,061)
Additional paid-in capital	69,084	58,908
Retained earnings	31,387	19,511
Total stockholders’ equity	94,619	75,532
Total liabilities and stockholders equity	$155,459	$129,699

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Operating Results (in thousands):	2006	2005	2006	2005
Revenues and reimbursable expenses:
Financial Consulting	$31,432	$29,890	$66,629	$54,443
Operational Consulting	36,337	20,627	63,327	42,834
Total revenues	67,769	50,517	129,956	97,277
Total reimbursable expenses	6,691	4,691	12,130	9,061
Total revenues and reimbursable expenses	$74,460	$55,208	$142,086	$106,338

Operating income:
Financial Consulting	$12,648	$12,457	$26,094	$22,444
Operational Consulting	12,801	7,237	22,730	15,988
Total segment operating income	$25,449	$19,694	$48,824	$38,432

Other Operating Data:
Number of consultants (at period end) (1):
Financial Consulting	300	284
Operational Consulting	370	273
Total	670	557
Average number of consultants (for the period):
Financial Consulting	300	270	304	270
Operational Consulting	355	256	344	243
Total	655	526	648	513
Utilization rate (2):
Financial Consulting	74.1%	80.4%	79.0%	77.5%
Operational Consulting	78.7%	71.6%	75.5%	75.0%
Total	76.7%	76.1%	77.1%	76.3%
Average billing rate per hour (3):
Financial Consulting	$294	$282	$285	$278
Operational Consulting	$247	$223	$240	$226
Total	$267	$254	$261	$252

(1)	Consultants consist of our billable professionals, excluding interns and independent contractors.

(2)
We calculate the utilization rate for our consultants by dividing the number of hours all our consultants worked on client assignments during a period by the total available working hours for all of our consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

HURON CONSULTING GROUP INC.

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (4)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenues	$67,769	$50,517	$129,956	$97,277

Operating income	$11,307	$8,150	$20,980	$16,379
Add back:
Depreciation and amortization	3,209	1,494	4,793	2,341
Earnings before interest, taxes, depreciation and amortization (EBITDA) (4)	14,516	9,644	25,773	18,720
Add back:
Share-based compensation	2,459	1,696	4,722	3,106
Secondary offering costs	—	—	567	—
Total adjusted items	2,459	1,696	5,289	3,106
Adjusted EBITDA (4)	$16,975	$11,340	$31,062	$21,826
Adjusted EBITDA as a percentage of revenues	25.0%	22.4%	23.9%	22.4%

RECONCILIATION OF NET INCOME TO NET INCOME BEFORE SECONDARY OFFERING COSTS AND ADJUSTED NET INCOME BEFORE CERTAIN CHARGES (4)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Net income	$6,280	$4,657	$11,876	$9,484
Diluted earnings per share	$0.36	$0.28	$0.69	$0.57

Add back: Secondary offering costs, net of tax	—	—	567	—
Net income before secondary offering costs (4)	$6,280	$4,657	$12,443	$9,484
Diluted earnings per share before secondary offering costs (4)	$0.36	$0.28	$0.73	$0.57

Add back other adjustments:
Amortization of intangible assets	1,844	477	2,059	477
Share-based compensation	2,459	1,696	4,722	3,106
Tax effect	(1,764)	(874)	(2,780)	(1,440)
Total adjustments, net of tax	2,539	1,299	4,001	2,143
Adjusted net income before certain charges (4)	$8,819	$5,956	$16,444	$11,627
Adjusted diluted earnings per share before certain charges (4)	$0.51	$0.36	$0.96	$0.70

(4)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Additionally, these measures exclude certain items to provide better comparability from period to period. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.